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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          ----------------------------

        Date of Report (Date of earliest event reported): April 16, 2004

                                 HYBRIDON, INC.
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             (Exact name of Registrant as Specified in its Charter)


          Delaware                             001-31918                               04-3072298
----------------------------            ------------------------           ---------------------------------
(State or Other Jurisdiction            (Commission File Number)           (IRS Employer Identification No.)
     of Incorporation)


345 Vassar Street, Cambridge, Massachusetts                   02139
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  (Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code: (617) 679-5500


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address if Changed Since Last Report)




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ITEM 5.    OTHER EVENTS AND REQUIRED FD DISCLOSURE

         On April 16, 2004, Hybridon, Inc. ("Hybridon") announced that it had entered into definitive agreements with institutional and other investors to sell approximately 16.9 million shares of common stock and warrants to purchase approximately 3.0 million shares of common stock for an aggregate purchase price of approximately $11.8 million. The warrants to purchase common stock have an exercise price of $1.14 per share and will be exercisable at any time on or after October 21, 2004, and on or prior to April 20, 2009. Hybridon expects that the net proceeds of the offering, excluding the proceeds, if any, from the exercise of the warrants issued in the offering, will be approximately $10.8 million after deducting the placement agency fees and all estimated offering expenses that are payable by Hybridon.

         A copy of the press release announcing the offering is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

         This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities of Hybridon and these securities cannot be sold in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ITEM 7:    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

99.1     Press Release, dated April 16, 2004.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 16, 2004                      HYBRIDON, INC.


                                          /s/ Robert G. Andersen
                                          --------------------------------
                                          Robert G. Andersen
                                          Chief Financial Officer and
                                          Vice President of Operations



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                                  EXHIBIT INDEX


Exhibit No.          Description
-----------          -----------

   99.1              Press Release, dated April 16, 2004.